Exhibit C.13.6
                    FIFTH SUPPLEMENTAL INDENTURE


                             from


                  YANKEE GAS SERVICES COMPANY


                            to


                    THE BANK OF NEW YORK


                         TRUSTEE
               ________________________________


                Dated as of January 1, 1999


                             Supplemental to Indenture of Mortgage
                             and Deed of Trust from
                             Yankee Gas Services Company to
                             The Bank of New York (successor as trustee to Fleet National Bank, formerly known as The Connecticut National Bank), Trustee, dated as of July 1, 1989

                     FIFTH SUPPLEMENTAL INDENTURE

    FIFTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1999 between YANKEE GAS SERVICES COMPANY, a specially chartered Connecticut corporation (herein called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, successor to Fleet National Bank (formerly known as The Connecticut National
Bank), as Trustee (the "Trustee") under the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture and any and all indentures and instruments supplemental thereto, including, without limitation, this Fifth Supplemental Indenture, being herein called the "Indenture");

   WHEREAS, pursuant to Sections 13.01(C), 13.01(G), 3.03 and Article Five of the Original Indenture, the Company desires to provide for the issuance under the Indenture of a new series of Bonds, which Bonds will be secured by and entitled to the benefits of the Indenture, and to add to its covenants and agreements contained in the Original Indenture certain other covenants and agreements; and

   WHEREAS, all acts and things necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument have been performed, and the issuance of the new series of Bonds, subject to the terms of the Original Indenture, has been duly authorized by the Board of Directors of the Company and approved by the Connecticut Department of Public Utility Control, and the Company has requested and hereby requests the Trustee to enter into and join the Company in the execution and delivery of this Fifth Supplemental Indenture;

   NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds, including the new series of Bonds hereunder issued, and the performance of the covenants therein and herein contained and to declare the terms and conditions on which all such Outstanding Secured Bonds are secured, and in consideration of the premises and of the purchase of the Bonds by the Holders thereof, the Company by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excepted Property which is expressly excepted from the lien hereof in the Original Indenture, and including, without limitation, all and singular the following:

All property, rights, privileges and franchises particularly described in the Original Indenture, and any and all indentures and instruments supplemental thereto, including, without limitation, the First Supplemental Indenture dated as of April 1, 1992, the Second
Supplemental Indenture dated as of December 1,
1992, the Third Supplemental Indenture dated as of June 1, 1995, the Fourth Supplemental
Indenture dated as of April 1, 1997, and in addition, all the property, rights, privileges and franchises particularly described in Schedule
A annexed to this Fifth Supplemental Indenture, which are hereby made a part of, and deemed to be described herein, as fully as if set forth herein at length.

   TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by supplemental indenture or otherwise) granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated herein not to be deemed part of the Trust Estate), being herein collectively called "Trust Estate") unto the Trustee and its successors and assigns forever.

   SUBJECT, HOWEVER, to Permitted Encumbrances (as defined in
Section 1.01 of the Original Indenture).

   BUT IN TRUST, NEVERTHELESS, for the proportionate and equal benefit and security of the Holders from time to time of all the Outstanding Secured Bonds without any preference or priority of any such Bond over any other such Bond.

   UPON CONDITION that, until the happening of an Event of Default (as defined in Section 1.01 of the Original Indenture) and subject to the provisions of Article Six of the Original Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited and pledged, or required to be deposited and pledged, with the Trustee, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

   AND IT IS HEREBY DECLARED that in order to set forth the terms and provisions of the new series of Bonds and in consideration of the premises and of the purchase and acceptance of such Bonds by the holders thereof, and in consideration of the sum of One Dollar ($1.00) to it duly paid by the Trustee, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of securing the faithful performance and observance of all the covenants and conditions of the Indenture, the Company hereby covenants and agrees with the Trustee and provides as follows:


                             ARTICLE I

                DEFINITIONS AND RULES OF CONSTRUCTION

   Section 1.01.   Terms from the Original Indenture.  All
defined terms used in this Fifth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture.

   Section 1.02. References are to Fifth Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Fifth Supplemental Indenture, and the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture.


                             ARTICLE II

                            SERIES F BONDS
   Section 2.01 Specific Title, Terms and Forms. There is hereby created and shall be outstanding under and secured by the Indenture a series of Bonds entitled "First Mortgage Bonds, 6.20% Series F, Due 2009" (herein called the "Series F Bonds"), limited in aggregate principal amount at any one time outstanding to Fifty Million Dollars ($50,000,000). The form of the Series F Bonds shall be substantially as set forth in Exhibit A hereto with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof.

   The Series F Bonds shall be issued as fully registered Bonds in denominations of $1,000,000 or any amount in excess thereof which is an integral multiple of $250,000 (except as may be necessary to reflect any principal amount not evenly divisible by $250,000 remaining after any partial redemption). The Series F Bonds shall be numbered F-1 and consecutively upwards, or in any other manner deemed appropriate by the Trustee. The Series F Bonds shall mature on April 1, 2009 and shall bear interest from the date of issuance thereof (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) at the rate of six and twenty one-hundredths percent (6.20%) per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest Payment Dates for the Series F Bonds shall be (i) February 1 and August 1 of each year, commencing August 1, 1999, and (ii) at the Stated Maturity of the principal.

   Notwithstanding the otherwise applicable provisions of the Indenture, the principal and the Redemption Price of, and interest on, the Series F Bonds shall be payable by wire transfer of immediately available funds so long as required by
Section 5.1 of the Bond Purchase Agreements, each dated as of January 1, 1999, between the Company and the initial purchasers of the Series F Bonds (the "Bond Purchase Agreements") or, in the event Section 5.1 shall no longer be applicable, at the office or agency of the Company in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public or private debts.

   The Regular Record Date referred to in Section 3.09 of the Original Indenture for the payment of the interest on the Series F Bonds payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

   Section 2.02   No Sinking Fund; No Mandatory Scheduled
Redemptions Prior to Final Maturity. The Series F Bonds shall not be subject to any sinking fund or mandatory scheduled redemption prior to final maturity.

   Section 2.03 Optional Redemption. The Series F Bonds shall be redeemable at the option of the Company in whole at any time or in part from time to time prior to their Stated Maturity, at a redemption price equal to the principal amount of the Series F Bonds being prepaid plus accrued interest thereon to the date of such redemption together with a premium equal to the then applicable Make-Whole Amount.

   The Company will give notice of any optional redemption of the Series F Bonds pursuant to this Section 2.03 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional redemption, specifying (a) such date, (b) the principal amount of the Holder's Bond to be redeemed on such date, (c) that a premium may be payable, (d) the estimated premium, calculated as of the day such notice is given, and (e) the accrued interest applicable to the redemption. Such notice of redemption shall also certify all facts, if any, which are conditions precedent to any such redemption. Notice of redemption having been so given, the aggregate principal amount of the Series F Bonds specified in such notice, together with accrued interest thereon, and the premium, if any, payable with respect thereto shall become due and payable on the redemption date specified in such notice.
Two business days prior to the redemption date specified in such notice of optional redemption, the Company shall provide the Trustee and each Holder of a Bond written notice of whether or not any premium is payable in connection with such redemption, the premium, if any, calculated as of the second business day prior to the redemption date, and a reasonably detailed computation of the Make-Whole Amount. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Make-Whole Amount.

   For purposes of this Section 2.03, the term "Make-Whole Amount" shall mean in connection with any optional redemption of the Series F Bonds the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal amount of Series F Bonds being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Series F Bonds being redeemed.

   The "Reinvestment Rate" means (1) the sum of .50% plus the yield reported on page "USD" of the Bloomberg Treasury/Money Market Monitor Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 12:00 noon (New York time) on such date for United States government securities having a maturity rounded to the nearest month corresponding to the remaining Weighted Average Life to Maturity of the principal being redeemed, prepaid or paid or (2) in the event that no such nationally recognized trading screen reporting on-line intraday trading in United States government Securities is available, Reinvestment Rate means .50 plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

   For purposes of this Section 2.03, "Weighted Average Life to Maturity" of the principal amount of the Series F Bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by multiplying the amount of principal that would have become due at the Stated Maturity of the Series F Bonds if such redemption had not been made by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the Stated Maturity of the Series F Bonds.

   As used in this Section 2.03, "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series F Bonds.

   The principal amount, if any, of the Series F Bonds to be redeemed pursuant to this Section 2.03 shall be selected on a pro rata basis from all Series F Bonds Outstanding on the Redemption Date.

   The Series F Bonds shall not be redeemable at the option of the Company prior to their Stated Maturity other than as provided in this Section 2.03.

   Section 2.04.   Place of Payment.  The principal and the
Redemption price of, and the premium, if any, and the interest on, the Series F Bonds shall be payable at the principal corporate trust office of The Bank of New York, in New York, New
York.

   Section 2.05. Exchangeability. Subject to Section 3.07 of the Original Indenture, all Series F Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, shall be exchangeable for other Series F Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series F Bonds whenever the same are required for any such exchange.

   Section 2.06. Bond Purchase Agreements. Reference is made to Sections 5 and 7 of the Bond Purchase Agreement for certain provisions governing the rights and obligations of the Company, the Trustee and the Holders of the Series F Bonds. Such provisions are deemed to be incorporated in this Article II by reference as if set forth herein at length.

   Section 2.07. Restrictions on Transfer. All Series F Bonds originally issued hereunder shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").
THE HOLDER HEREOF, BY PURCHASING THIS SECURITY,
AGREES FOR THE BENEFIT OF YANKEE GAS SERVICES COMPANY
(THE "COMPANY") AND PRIOR HOLDERS THAT THIS SECURITY
MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION
THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY
IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A
PERSON WHO THE SELLER REASONABLY BELIEVES IS A
QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF
RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION
MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN
OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S
UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM
REGISTRATION IN ACCORDANCE WITH RULE 144 (IF
AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON
ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS
OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE
COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT
SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION
REQUIREMENTS OF THE 1933 ACT OR (6) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT,
SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4) AND
(5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION
OF THE TRANSFEROR (WHICH, IN THE CASE OF CLAUSE (4),
MAY BE A COPY OF FORM 144 AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT
THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933
ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY
APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE
UNITED STATES.  THE HOLDER OF THIS SECURITY WILL, AND
EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY
PURCHASER OF THIS SECURITY FROM IT OF THE RESALE
RESTRICTIONS REFERRED TO HEREIN.

   All Series F Bonds issued upon transfer or exchange thereof shall bear such legend unless the Company shall have delivered to the Trustee an Opinion of Counsel which states that the Series F Bonds may be issued without such legend. All Series F Bonds issued upon transfer or exchange of a Series F Bond or Bonds which do not bear such legend shall be issued without such legend. The Company may from time to time modify the foregoing restrictions on resale and other transfers, without the consent of but upon notice to the Holders, in order to reflect any amendment to Rule 144A under the Securities Act of 1933 or change in the interpretation thereof or practices thereunder.

   Section 2.08. Authentication and Delivery. Upon the execution of this Fifth Supplemental Indenture, the Series F Bonds shall be executed by the Company and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee pursuant to and upon Company Request.

   Section 2.09. Default. Pursuant to the Original Indenture (and notwithstanding any provision of Section 9.22 thereof to the contrary), for purposes of determining whether an Event of Default exists with respect to the Series F Bonds, any default in payment (whether due as a scheduled installment of principal or interest, or at original maturity or earlier redemption or acceleration, or otherwise) with respect to Bonds of any other series which constitutes an Event of Default with respect to the Bonds of such series shall also constitute an Event of Default with respect to the Series F Bonds.

                             ARTICLE III

                      MISCELLANEOUS PROVISIONS

   Section 3.01.   Effectiveness and Ratification of Indenture.
The provisions of this Fifth Supplemental Indenture shall be effective from and after the execution hereof; and the Indenture, as hereby supplemented, shall remain in full force and effect.

   Section 3.02. Titles. The titles of the several Articles and Sections of this Fifth Supplemental Indenture shall not be deemed to be any part thereof, are inserted for convenience only and shall not affect any interpretation hereof.

   Section 3.03. Acceptance of Trust; Not Responsible for Recitals; Etc. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.
In general, each and every term and condition contained in Article Ten of the Original Indenture shall apply to and form part of this Fifth
Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifth Supplemental Indenture.

   Section 3.04. Successors and Assigns. All covenants, provisions, stipulations and agreements in this Fifth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and (subject to the provisions of the Bond Purchase Agreement) of the Holders and registered owners from time to time of the Bonds issued and outstanding under and secured by the Indenture (except that the provisions of Article II hereof are and shall be for the sole and exclusive benefit of the Holders of the Series F Bonds).

   Section 3.05.   Counterparts.  This Fifth Supplemental
Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 3.06. Governing Law. The laws of the State of Connecticut shall govern this Fifth Supplemental Indenture and the Series F Bonds, except to the extent that the validity or perfection of the lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of Connecticut


   IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed, sealed and attested as of the day and year first above written.


                  YANKEE GAS SERVICES COMPANY

                  By______________________________
                      James M. Sepanski
                      Its Vice President and
                      Chief Financial Officer

Attest:

__________________________________
Mary J. Healey
Secretary and General Counsel

Executed, sealed and delivered by
   YANKEE GAS SERVICES COMPANY
   in the presence of:

__________________________________

__________________________________


                  THE BANK OF NEW YORK, as Trustee

                  By_______________________________
                     Michael Culhane
                     Vice President
Attest:

__________________________________

Executed, sealed and delivered by
   THE BANK OF NEW YORK, as Trustee,
   in the presence of:

__________________________________

__________________________________




STATE OF CONNECTICUT   )
               )  ss.:  Meriden
COUNTY OF NEW HAVEN   )


   On this ___ day of January, 1999, before me, _____________________, the undersigned officer, personally appeared James M. Sepanski and Mary J. Healey, who acknowledged themselves to be Vice President and Chief Financial Officer and Secretary and General Counsel, respectively, of Yankee Gas Services Company, a Connecticut corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as such officers, and as their free act and deed.

   IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                  _______________________________
                  Notary Public
                  My commission expires:_____________

(SEAL)




STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

   On this ____ day of January, 1999, before me, __________________, the undersigned officer, personally appeared
________________ and ________________, who acknowledged
themselves to be ____________________ and
_______________________, respectively, of The Bank of New York, a New York banking corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by themselves as such officers, and as their free act and deed.

   IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                  _______________________________
                  Notary Public
                  My commission expires:_____________

(SEAL)

                             EXHIBIT A

[FORM OF FIRST MORTGAGE BOND, 6.20% SERIES F, DUE 2009

FORM OF LEGEND]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF YANKEE GAS SERVICES COMPANY (THE "COMPANY") AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4) AND
(5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR (WHICH, IN THE CASE OF CLAUSE (4), MAY BE A COPY OF FORM 144 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN

                       CUSIP Number 98478* AK 3
                                                          No. F -
Principal Amount:  $

Stated Maturity of Principal:  April 1, 2009

Applicable Rate:  6.20%

Interest Payment Dates:  August 1 and February 1, commencing
August 1, 1999
                       and at the Stated Maturity of the principal

   Yankee Gas Services Company, a specially chartered Connecticut corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [___________], or registered assigns, at the Stated Maturity set forth above, the Principal Amount set forth above (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of issuance hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date set forth above in each year at the Applicable Rate set forth above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a business day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall be paid to the Person in whose name this Bond is registered on the business day immediately preceding the date of such payment. If all or any portion of the principal of, or the premium (if any) or interest on, this Bond shall not be paid when due, the amount not so paid shall bear interest at the lesser of (x) the highest rate allowed by applicable law or (y) the greater of (i) the Prime Rate (as defined in the Bond Purchase Agreements) or
(ii) 7.20% (the Applicable Rate plus 1% per annum).

   The principal and the Redemption Price of, and the interest on, this Bond shall be payable at the principal corporate trust office of The Bank of New York, in New York, New York. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

   This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, (herein, together with any indenture or instruments supplemental thereto, including the First Supplemental Indenture dated as of April 1, 1992, the Second Supplemental Indenture dated as of December 1, 1992, the Third Supplemental Indenture dated as of June 1, 1995, the Fourth Supplemental Indenture dated as of April 1, 1997, and the Fifth Supplemental Indenture dated as of January 1, 1999, called the "Indenture"), between the Company and The Bank of New York, successor to Fleet National Bank (formerly known as The Connecticut National Bank), as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee and the Company, and the terms upon which the Bonds are, and are to be, authenticated and delivered. All capitalized terms used in this Bond which are not defined herein shall have the respective meanings ascribed thereto in the Indenture. Reference is also made to the Bond Purchase Agreements, as defined in the Fifth Supplemental Indenture, for a further description of the respective rights of the Holders of the Series F Bonds, the Company and the Trustee, and the terms applicable to the Series F Bonds.

   As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted.
This Bond is one of the series specified in its title.

   The Bonds are not subject to any sinking fund or mandatory scheduled redemption prior to final maturity.

   As provided in the Indenture, at the option of the Company, the Series F Bonds shall be redeemable in whole at any time or in part from time to time, prior to their Stated Maturity, at a redemption price equal to the principal amount of the Series F Bonds being prepaid plus accrued interest thereon to the date of such redemption together with a premium equal to the then applicable Make-Whole Amount.

   The Company will give notice of any optional redemption of the Series F Bonds pursuant to Section 2.03 of the Fifth Supplemental Indenture to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional redemption, specifying (a) such date, (b) the principal amount of the Holder's Bond to be redeemed on such date, (c) that a premium may be payable, (d) the estimated premium, calculated as of the day such notice is given and (e) the accrued interest applicable to the redemption. Notice of redemption having been so given, the aggregate principal amount of the Series F Bonds specified in such notice, together with accrued interest thereon, and the premium, if any, payable with respect thereto shall become due and payable on the redemption date specified in such notice. Two business days prior to the redemption date specified in such notice of optional redemption, the Company shall provide the Trustee and each Holder of a Bond written notice of whether or not any premium is payable in connection with such redemption, the premium, if any, calculated as of the second business day prior to the redemption date, and a reasonably detailed computation of the Make-Whole Amount.

   Bonds (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption (in each event, so long as the payment due on any such date shall be made). The principal amount of the Series F Bonds to be redeemed upon any optional redemption thereof shall be applied pro rata to all such Series F Bonds Outstanding on the Redemption Date.

   If an Event of Default, as defined in the Indenture, shall occur, the principal of the Series F Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture and the Bond Purchase Agreements.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver agreed to as set forth above by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

   No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar, duly executed by the Registered Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Bonds of the same series, or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   All Bonds of this series shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, shall be exchangeable for other Bonds of this series of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

   No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   Unless the certificate of authentication hereon has been executed by the Trustee or Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               [THIS SPACE INTENTIONALLY LEFT BLANK

[Signature page for Yankee Gas Services Company, First Mortgage Bond, 6.20% Series F, Due 2009]

   IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated: __________________         YANKEE GAS SERVICES
COMPANY


                  By __________________________
Attest:

_________________________



This is one of the Bonds of the series
designated therein referred to in the
within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee


By_______________________________
    Authorized Officer

                              SCHEDULE A

ALL THE PROPERTY, RIGHTS, PRIVILEGES AND FRANCHISES AS SET FORTH IN THE FOLLOWING DESCRIPTIONS.



Town Name           Grantor                Inst_dt      Volume      Page

SHELTON      JAMES MARTIN D/B/A BEACON
             BLDS, LLC                     2/25/97      1401       307

VERNON       RAYMOND F. CAMPOSEO           4/2/97

STAMFORD     430 FAIRFIELD AVENUE          4/9/97       4742       303

STAMFORD     778 LONG RIDGE ASSOC.
             LIMITED PARTNERSHI            4/16/97      4744        61

STAMFORD     778 LONG RIDGE ASSOCIATES
             LIMITED PARTNER               4/21/97

MONROE       MONROE MIDDLE SCHOOL          4/29/97

WILTON       GRUMMAN HILL, LLC             5/22/97      1042        115

STAMFORD     STRAWBERRY HOLLOW LLC         5/23/97

DANBURY      SILVERSMITH HEIGHTS, LLC      6/17/97

NEWTOWN      HARRIET B. EDWARDS AND
             NANCY C.BARKER                6/30/97      559         939

STAMFORD     PINE HILL APARTMENTS, LLC     7/1/97      4796          71

ANSONIA      ANSONIA SHOPPING CENTER, LLC  8/1/97       302         0567

DERBY        ANSONIA SHOPPING CENTER LLC   8/11/97

CHESHIRE     RICHARD T. CORRARO AND
             JUNE A. CORRARO               8/31/97     1239          056

DANBURY      SILVERSMITH HEIGHTS. LLC      10/2/97     1197          1038

PLAINFIELD   CONNECTICUT YANKEE COMMUNITY
             AVENUE ASSOC                  10/21/97     247          348

PLAINVILLE   LACOMBE, MARSHALL E. &
             GERTRUDE G.                   10/23/97     339          785

DANBURY      CRYSTAL BAY DEVELOPMENT, LLC  10/24/97     1196        0743

DANBURY      POWERS, MELVIN J. & MARY P.   11/6/97      1197        0671

PLAINVILLE   LaCOMBE, MARSHALL E. &
             GERTRUDE G.                   11/6/97      1197        671

WALLINGFORD  MCNAMARA FAMILY PARTNERSHIP   11/7/97      876         0573

SOUTHINGTON  QUEEN TERRACE CONDO. ASSOC.,
             INC                           11/28/97     687         407

WOODBURY     ROBERT L. CHASE TRUSTEE       12/3/97      220         706

WALLINGFORD  GXG INCORPORATED               1/30/98     899        0322

PLAINVILLE   JOSEPH NAPLES JR. &
             LORETTA NAPLES,  AND           2/23/98     342        1150

PLAINVILLE   JOSEPH NAPLS III               2/23/98     342        1151

DANBURY      SILVERSMITH HEIGHTS, LLC       3/10/98     1210        823

VERNON       VERNON CIRCLE AQUISITION CORP. 3/13/98     1150        297

VERNON       MAX JAVIT                      3/18/98     1147         41

MONROE       DANZIGER DEVELOPMENT, INC      4/30/98     792         034

STAMFORD     DORA II, LLC                   5/14/98

MONROE       HILLS OF MONROE                5/15/98     792         224

MONROE       JOCKEY HOLLOW I, LLC           5/15/98     792         205

STAMFORD     ROY J. BARRENECHEA AND JOAN
             BARRENECHEA                    5/17/98

SHELTON      FRANBARD SHELTON LLC           5/19/98     1539        078

STAMFORD     WESTOVER WOODS, LLC            5/28/98

STAMFORD     MICHAEL A PAVIA AND WILHELM M
             JOERMAN                        6/23/98     5029        222

NEWTOWN      R&G RIVERVIEW ASSOCIATES, LLC  6/26/98      588         88

SEYMOUR      HUBBLE REALTY DEVELOPMENT CORP.8/18/98      250       0713

SEYMOUR      METALTEK, INC.                 9/10/98      250       0714

DANBURY      SILVERSMITH HEIGHTS, LLC       9/17/98     1235       0289

MONTVILLE    ALGONQUIN GAS                  9/17/98      315        381

STAMFORD     85 FRANKLIN STREET ASSOCIATES,
             LLC                            9/29/98

MONROE       HOME BUILDING CONSTRUCTION     10/8/98       816       012

STAMFORD     ADA, LLC                      10/16/98

NORWALK      CONRAD J. LAROSE
              (a/k/a Brad LaRose) Gr       10/23/98

NAUGATUCK    TIMCO                          10/30/98     474        448

SHELTON      ROBERT W. PETERSON JR. and
             LINDA PETERSO                 11/17/98     1555        113

BROOKFIELD   VILLAGE AT BROOKFIELD COMMONS,
             LLC                            11/19/98

DANBURY      SILVERSMITH HEIGHTS. LLC       11/23/98     1243       269

DANBURY      SILVERSMITH HEIGHTS, LLC       11/24/98     1242      0417

DANBURY      TOLL LAND. XVIII, LIMITED
             PARNERSHIP                     11/30/98

NEW MILFORD  DAVID HUBBARD                  12/10/98     599       0117

RIDGEFIELD   CHANCELLOR OF RIDGEFIELD,
             INC AND CCC OF                 12/10/98